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                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus and the Statement of Additional Information constituting parts of this Post-Effective Amendment to the Registration Statement on Form N-1A (the "Registration Statement") of Principal Preservation Portfolios, Inc. ("Principal Preservation") of our report, dated January 16, 1998, relating to the financial statements and financial highlights of the series of Principal Preservation known as the Tax-Exempt Portfolio, Government Portfolio, S&P 100 Plus Portfolio, Dividend Achievers Portfolio, Select Value Portfolio and PSE Tech 100 Index Portfolio, which financial statements and financial highlights also are incorporated by reference into the Amendment from Principal Preservation's 1997 Annual Report to Shareholders. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Counsel and Independent Public Accountants" and "Experts" in the Statement of Additional Information.

ARTHUR ANDERSEN LLP





Milwaukee, Wisconsin
June 30, 1998